EXHIBIT 10.2

                          CERTIFICATE OF DESIGNATIONS,
                            PREFERENCES AND RIGHTS OF
                    CLASS C, SERIES 7 VOTING PREFERRED STOCK
                                       OF
                           XECHEM INTERNATIONAL, INC.

                          CERTIFICATE OF DESIGNATIONS,
                            PREFERENCES AND RIGHTS OF
                    CLASS C, SERIES 7 VOTING PREFERRED STOCK
                                       OF
                           XECHEM INTERNATIONAL, INC.

                             A DELAWARE CORPORATION

                         PURSUANT TO SECTION 151 OF THE
                            DELAWARE CORPORATION LAW

     1.   AUTHORIZING RESOLUTION.

     Xechem International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that the following resolutions were duly adopted on December 22, 2003 by the Board of Directors of the Company pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law:

     RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Company's Certificate of Incorporation, as amended, the Board of Directors hereby authorizes a series of the Company's previously authorized Class C Preferred Stock, $0.00001 par value per share (the "Class C Preferred Stock" or the "Preferred C Shares"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

     2. DESIGNATIONS AND NUMBERS OF SHARES. The designation of this series, which consists of 6,000 shares of Class C Preferred Stock, is the "Class C Series 7 Voting Preferred Stock" (hereinafter called the "Series 7 Preferred Stock")") and the face amount shall be One Thousand Dollars ($1,000.00) per share (the "Stated Value"). .

     3. DIVIDENDS. The holders of shares of Series 7 Preferred Stock (each, a "Holder" and collectively, the "Holders") shall be entitled to receive dividends ("Dividends") on the Series 7 Preferred Stock, at the rate paid on the Company's common stock, $0.00001 par value per share (the "Common Shares" or "Common Stock"), whenever funds are legally available and when and as declared by the Company's Board of Directors

     4.   PRIORITY.

          4.1 PAYMENT OF DISSOLUTION, ETC. Upon the occurrence and continuance of (i) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, commenced by the Company or by its creditors, as such, or relating to its assets, not stayed or dismissed within sixty (60) days after the filing or initiation of the proceedings, or (ii) the dissolution or other winding up of the Company whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (iii) any assignment for the benefit of creditors or any marshaling of the material assets or material liabilities of the Company (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock (other than Parity

Securities or Senior Securities (as defined below)) of the Company unless prior thereto each Holder shall have received the Liquidation Preference (as defined below) with respect to each share of Series 7 Preferred Stock then held by the Holder. Neither the consolidation or merger of the Company (regardless of whether the shareholders of the Company prior to such transaction do not possess, immediately following such transaction, securities representing at least 50% of the voting power of the surviving entity), or a sale of all or substantially all of the Company's assets for cash or securities or any other property, shall be considered a liquidation.

     In the event that upon the occurrence of a Liquidation Event, the assets available for distribution to the Holders of the Series 7 Preferred Stock and to the holders of the Parity Securities (as defined below) are insufficient to pay the Liquidation Preference with respect to all of the outstanding shares of Series 7 Preferred Stock and of the Parity Securities, such assets shall be distributed ratably among such shares in proportion to the ratio that the liquidation preference payable on each such share bears to the aggregate liquidation preference payable on all such shares. "Parity Securities" means any Class C Preferred Stock of any series which shall, if the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the Series 7 Preferred Stock in any distribution of assets. "Junior Securities" means the Common Shares, the Series 6 Preferred Stock, and the shares of any other class or series of equity securities of the Company which (by the terms of the Certificate of Incorporation or of the instrument by which the Board, acting pursuant to authority granted in the Certificate of Incorporation, as amended from time to time, shall fix the relative rights, preferences and limitations thereof) shall be subordinated or junior to the rights of the holders of Series 7 Preferred Stock upon a Liquidation Event. "Senior Securities" shall mean the Class A Voting Preferred Stock of the Company and any subsequent classes or series of preferred stock of the Company with liquidation preferences superior to the Series 7 Preferred Stock Liquidation Preference.

          4.2 LIQUIDATION PREFERENCE. The "Liquidation Preference" with respect to a share of Series 7 Preferred Stock shall mean an amount equal to the Stated Value of such share plus all accrued and unpaid Dividends thereon.

          4.3 RANKING. The Series 7 Preferred Stock will rank with respect to rights upon a Liquidation Event, senior to Junior Securities, as they exist on the date hereof or as the Junior Securities may be constituted from time to time; on a parity with Parity Securities as the Parity Securities may be constituted from time to time, and junior to the Senior Securities, as they exist on the date hereof or as the Senior Securities may be constituted from time to time. The Board of Directors in its sole discretion may designate subsequent series of Class C Preferred Stock to be senior, junior or in parity with the Series 7 Preferred Stock.

     5.   Conversion.

          5.1 RIGHT TO CONVERT. Subject to the limitations contained in Sections 5.7 and 5.9 below, each Holder shall have the right to convert at any time and from time to time, some or all of its shares of Series 7 Preferred Stock into the number of fully-paid and non-assessable Common Shares, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Company (the "Conversion Shares"), as is computed in accordance with the terms hereof (a "Conversion").

          5.2 RESERVATION OF COMMON SHARES ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, free from any preemptive rights, solely for the purpose of effecting Conversions hereunder, the number of its Common Shares (the "Reserved Amount") as shall from time to time be sufficient to effect the Conversion of the Series 7 Preferred Stock. If the Company shall issue any securities or make any change in its capital structure which would change the number of Conversion Shares deliverable upon the Conversion of the outstanding shares of Series 7 Preferred Stock, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of Common Shares authorized and reserved, free from any preemptive rights, for the Conversion.

          5.3 CONVERSION NOTICE. In order to convert shares of Series 7 Preferred Stock, or any portion thereof, the Holder shall send by facsimile transmission (with a hard copy to follow by first class mail) on the business day before the Holder wishes to effect a Conversion (the "Conversion Date"), (i) a notice of conversion to the Company and to its designated transfer agent, if any, for the Common Shares (the "Transfer Agent") stating the number of shares of Series 7 Preferred Stock to be converted, the amount of Dividends declared but unpaid on the shares of Series 7 Preferred Stock then held by the Holder up to and including the Conversion Date, the applicable Conversion Rate and a calculation of the number of Common Shares issuable upon the Conversion (the
"Conversion Notice") and (ii) a copy of the certificate or certificates representing the Series 7 Preferred Stock being converted. The Holder shall thereafter send the original of the certificate or certificates by overnight mail to the Company. In the case of a dispute as to the calculation of the Conversion Rate or the number of Conversion Shares issuable upon a Conversion, the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountants within two (2) business days of receipt of the Holder's Conversion Notice. The Company shall cause its accountants to calculate the Conversion Rate as provided herein and to notify the Company and the Holder of the results in writing no later than two business days following the day on which it received the disputed calculations. The accountants' calculation shall be deemed conclusive absent manifest error. The fees of the accountants shall be borne equally by the Company and the Holder delivering the Conversion Notice.

          5.4 NUMBER OF CONVERSION SHARES; CONVERSION RATE. Subject to the provisions of Section 6, below, each share of Series 7 Preferred Stock is convertible, pursuant to a Conversion, into duly and validly issued, fully paid and nonassessable Common Shares at a rate of five thousand (5,000) shares of Common Stock for each share of Series 7 Preferred Stock, subject to adjustment as set forth below (this rate, as adjusted from time to time, the "Conversion Rate").

          5.5 DELIVERY OF COMMON SHARES UPON CONVERSION; LEGEND. Upon receipt of a Conversion Notice pursuant to Section 5.3 above, the Company shall, no later than the close of business on the later to occur of (i) the third (3rd) business day following the Conversion Date set forth in the Conversion Notice and (ii) the business day following the day on which the original certificate or certificates representing the shares of Series 7 Preferred Stock being converted are received by the Company (the "Delivery Date"), issue and deliver or caused to be delivered to the Holder the number of Conversion Shares as determined hereunder. Each certificate representing the Conversion Shares shall bear the following legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE: HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION AND FROM ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

          5.6 NO FRACTIONAL SHARES. No fractional Common Shares shall be issued upon the Conversion of any Series 7 Preferred Stock. Upon any Conversion, in lieu of any fractional Share otherwise issuable in respect of the aggregate number of Series 7 Preferred Stock of any Holder that are converted, the Holder shall be entitled to receive an amount in cash (computed to the nearest cent, with one-half cent rounded upward) equal to the same fraction of closing price of a share of Common Stock on the OTC Bulletin Board (or, if the OTC Bulletin Board should not be principal market on which the Common Stock shall be trading or quoted, then on the then current principal market, or if there is no market, as conclusively determined by the Company's Board of Directors in its sole and absolute good faith discretion). If more than one share of Series 7 Preferred Stock is surrendered for Conversion at one time by or for the same Holder, the number of full Common Shares issuable upon Conversion thereof shall be computed on the basis of the aggregate number of shares of Series 7 Preferred Stock surrendered.

          5.7 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Rate with respect to the Series 7 Preferred Stock pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 7 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (a)such adjustment and readjustment, (b)the Conversion Rate, and (c)the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series 7 Preferred Stock.

          5.8 MANDATORY CONVERSION. Upon the declaration of effectiveness of a firm commitment public offering of the Company's Common Stock for $5,000,000 or more at a post money valuation of not less than $10,000,000, the Series 7 Preferred Stock shall automatically convert into Common Shares of the Company, in accordance with the terms of Section 5 and Section 6 hereof.

          5.9 LIMITATION OF CONVERSION. Notwithstanding the rights of the Holders to convert the Series 7 Preferred Stock into shares of Common Stock as determined by the Conversion Rate and the other terms hereunder, no Holder shall have the right to convert such

Holder's shares of Series 7 Preferred Stock into shares of Common Stock if, immediately after giving effect to such conversion, such Holder will be deemed to be the beneficial owner of 5% or more of the outstanding shares of Common Stock of the Company, as determined pursuant to Rule 13(d)-3 of the Securities and Exchange Act of 1934 as amended.

     6.   Adjustments to Conversion Rate.

          6.1 ADJUSTMENT. From and after the date hereof, the Conversion Rate is subject to adjustment from time to time as provided below in this Section 6.1.

               (i) If the Company sets a "Determination Date" (as hereinafter defined) with respect to the payment of, or the making of, a dividend or other distribution in Common Shares or other equity securities, or any indebtedness or other securities convertible into equity securities, with respect to its Common Shares or other equity securities, or any indebtedness or other securities convertible into equity securities (including by way of reclassification of any of its Common Shares), the Conversion Rate in effect on the day following the Determination Date shall be increased by multiplying the Conversion Rate in effect on the Determination Date by a fraction, the numerator of which shall be:

                    (1) the sum of the number of Common Shares outstanding on the Determination Date, immediately prior to the dividend or other distribution, plus the total number of Common Shares (or the number of Commons Shares into which such securities may be converted), constituting the dividend or other distribution;

and the denominator of which shall be:

                    (2)  the  number  of  Common  Shares   outstanding   on  the
               Determination   Date,   excluding   effect  of  the  dividend  or
               distribution.

               (ii) If outstanding Common Shares are subdivided or split into a greater number of Common Shares, or combined into a lesser number of Common Shares, pursuant to a stock dividend, stock split or otherwise, the Conversion Rate in effect on the day following such split or combination shall be increased in the case of a split, or decreased in the case of a combination, by multiplying the Conversion Rate in effect on the date of the split or combination by a fraction, the numerator of which shall be:

                    (1) the sum of the number of Common Shares outstanding immediately after the split or combination;

and the denominator of which shall be:

                    (2) the number of Common Shares outstanding immediately prior to the split or combination, excluding the effect of such split or combination.

               (iii)For the purposes of this Section 6, the number of Common Shares at any time outstanding (i) shall include, in addition to outstanding Common Shares, the number of Common Shares into which the Series 7 Preferred Stock, or any of the Company's other equity securities, convertible indebtedness or other securities convertible into Common Shares (specifically excluded from Common Shares are warrants or options to acquire Common Shares); and (ii) shall not include treasury shares. For the purposes of this Section 6, the number of Common Shares constituting the dividend or other distribution shall include, if applicable, Common Shares represented by cash issued in lieu of fractional Common Shares. The increase in the Conversion Rate will become effective on the day following the Determination Date. The "Determination Date" means, with respect to any dividend or other distribution, the date fixed for the determination of the holders of Common Shares or other equity securities of the Company entitled to receive the dividend or distribution

               (iv) All adjustments to the Conversion Rate will be calculated to the nearest 1/100th of a Common Share. No adjustment in the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least one percent in the Conversion Rate; provided, however, that any adjustments which by reason of this Section 6.1(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments to the Conversion Rate shall be made successively.

          6.2 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, SALE OF ASSETS. If there shall occur any (i) capital reorganization or any reclassification of the Common Shares or other equity securities of the Company,
(ii) the consolidation or merger of the Company, or a sale of all or substantially all of the Company's assets for cash or securities or any other property, (each, an "Organic Change"), each outstanding share of Series 7 Preferred Stock shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of Common Shares deliverable upon conversion of each share of Series 7 Preferred Stock would have been entitled upon the Organic Change. Appropriate adjustment (as determined by the Company and the holders of a majority of the outstanding Shares of Series 7 Preferred Stock) shall be made in the application of the provisions hereof with respect to the rights of the Holders so that the provisions hereof (including, without limitation, provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares or other property thereafter deliverable upon the conversion of the Series 7 Preferred Stock.

     7. VOTING. Except as otherwise provided by law, the Holders of the Series 7 Preferred Stock and the holders of Common Shares shall vote as one class in any and all matters with respect to which holders of Common Shares have voting or consent rights. Each share of

Series 7 Preferred Stock shall be entitled to cast the number of votes equal to the number of Conversion Shares into which a share of Series 7 Preferred Stock is then convertible; provided, however, that any fraction of a vote shall be rounded up or down, as the case may be, to the nearest whole vote. The Conversion Rate to be used in connection with the foregoing shall be the Conversion Rate in effect on the date fixed for the determination of holders of Common Shares entitled to vote on the matter.

     8. HOLDERS; NOTICES. The term "Holder" or "Holders" wherever used herein with respect to a holder or holders of shares of Series 7 Preferred Stock shall mean the holder or holders of record of such shares as set forth on the stock transfer record of the Company. Whenever any notice is required to be given under this Certificate of Designations, such notice may be given personally or by mail. Any notice given to a Holder of any share of Series 7 Preferred Stock shall be sufficient if given to the holder of record of such share at the last address set forth for such holder on the stock transfer record of the Corporation. Any notice given by mail shall be deemed to have been given when deposited in the United States mail with postage thereon prepaid. The Corporation shall send to the holders of the Series 7 Preferred Stock copies of any notices, statements, or other communications sent to the holders of the Common Stock and of the setting of a record date for the holders of the Common Stock for any purpose.

     9. NO IMPAIRMENT. Subject to the terms of Section 10 below, the Company will not, by amendment of its Certificate of Incorporation, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series 7 Preferred Stock against impairment.

     10. AMENDMENT. This Certificate may only be amended from time to time by written consent of the Company and the Holders of a majority of the issued and outstanding shares of Series 7 Preferred Stock.

     IN WITNESS WHEREOF, Xechem International, Inc. has caused this Certificate of Designation, Preferences, and Rights of the Class C, Series 7 Voting Preferred Stock to be executed by its duly authorized officer this __ day of January, 2004 .

                                        XECHEM INTERNATIONAL, INC.

                                        By:/s/ William Pursley
                                           --------------------
                                           President